Exhibit 4.19

                       AMENDED AND RESTATED REVOLVING NOTE

$10,000,000                                                    Chicago, Illinois
                                                                  March 29, 2005

      FOR VALUE RECEIVED, on or before June 16, 2007 (or, if such day is not a Business Day, on the next following Business Day), the undersigned, Crdentia Corp., a Delaware corporation, Baker Anderson Christie, Inc., a California corporation, Nurses Network, Inc., a California corporation, New Age Staffing, Inc., a Delaware corporation, PSR Nurses, Ltd., a Texas limited partnership, PSR Nurse Recruiting, Inc., a Texas corporation and PSR Nurses Holdings Corp., a Texas corporation (each an "Original Borrower", and collectively, the "Original Borrowers"), CRDE Corp., a Delaware corporation, Arizona Home Health Care/Private Duty, Inc., an Arizona corporation, Care Pros Staffing, Inc., a Texas corporation, HIP Holding, Inc., a Delaware corporation, Health Industry Professionals, L.L.C., a Michigan limited liability company, Travmed USA, Inc., a North Carolina corporation (each a "New Borrower", and collectively with the Original Borrowers, the "Borrowers" and, individually, each a "Borrower"), jointly and severally, each promise to pay to the order of BRIDGE HEALTHCARE FINANCE, LLC, (herein, together with its successors and assigns, called the "Lender"), the maximum principal sum of Ten Million Dollars ($10,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by Lender to any one or more of the Borrowers pursuant to that certain Loan and Security Agreement dated as of June 16, 2004, among the Original Borrowers and Lender, as modified by the Amendment No. 1, Joinder and Consent to Amended and Restated Loan and Security Agreement - Revolving Loans, dated as of the date hereby, among the Borrowers and Lender (herein, as the same is amended and may be further amended, modified, restated or supplemented from time to time, called the "Loan Agreement").

      Each Borrower, jointly and severally, further promises to pay to the order of Lender interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

      Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at Lender's principal office at 233 South Wacker Drive, 53rd Floor, Chicago, Illinois 60606, or at such other place as may be designated by Lender to the Borrowers in writing.

      This Amended and Restated Revolving Note (the "Note") evidences indebtedness incurred under and is subject to the terms and provisions of the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement. This Note is secured by the personal property described in and pursuant to the Loan Agreement and various Loan Documents referred to therein, and reference is made thereto for a statement of terms and provisions of such Collateral security, a description of Collateral and the rights of Lender in respect thereof.

      In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, each Borrower, jointly and severally, further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

      All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

      This Note is binding upon the Borrowers and their successors and assigns, and shall inure to the benefit of Lender and its successors and assigns. The Borrowers and their successors and assigns shall be jointly and severally obligated hereunder. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

      This Note replaces in its entirety and is in substitution for but not in payment of that certain Revolving Note dated as of June 16, 2004 (the "Prior Note"), made by Original Borrowers in favor of Lender in the aggregate maximum principal amount of $15,000,000 and does not and shall not be deemed to constitute a novation thereof. Such Prior Note shall be of no further force and effect upon the execution of this Note; provided, however, that all outstanding indebtedness, including, without limitation, principal and interest under the Prior Note as of the date of this Note, is hereby deemed indebtedness evidenced by this Note and is incorporated herein by this reference.

                               [SIGNATURES FOLLOW]

              Signature Page to Amended and Restated Revolving Note

      IN WITNESS WHEREOF, each Borrower has executed this Revolving Note as of the day and year first above written.

                                       CRDENTIA CORP.,
                                       a Delaware corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       BAKER ANDERSON CHRISTIE, INC.,
                                       a California corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       NURSES NETWORK, INC.,
                                       a California corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       NEW AGE STAFFING, INC.,
                                       a Delaware corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       PSR NURSES, LTD,
                                       a Texas limited partnership

                                       By:   PSR NURSE RECRUITING, INC.
                                       Its:  General Partner

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       PSR NURSE RECRUITING, INC.,
                                       a Texas corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       PSR NURSES HOLDINGS CORP.,
                                       a Texas corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                           James D. Durham
                                           Chief Executive Officer

                                       CRDE CORP.,
                                       a Delaware corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                       Name:
                                       Title:

                                       ARIZONA HOME HEALTH CARE/PRIVATE DUTY,
                                       INC.,
                                       an Arizona corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                       Name:
                                       Title:

                                       CARE PROS STAFFING, INC.,
                                       a Texas corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                       Name:
                                       Title:

                                       HIP HOLDING INC.,
                                       a Delaware corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                       Name:
                                       Title:

                                       HEALTH INDUSTRY PROFESSIONALS, L.L.C.,
                                       a Michigan limited liability company


                                       By: /s/ James D. Durham
                                           -------------------
                                       Name:
                                       Title:

                                       TRAVMED USA, INC.,
                                       a North Carolina corporation

                                       By: /s/ James D. Durham
                                           -------------------
                                       Name:
                                       Title: